As filed with the Securities and Exchange Commission on May 4, 2005
Registration No. 333-123177

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Perficient, Inc.
(Exact name of registrant as specified in its charter)
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Delaware	74-2853258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
John T. McDonald
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(512) 531-6011 (Fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
J. Nixon Fox III
Vinson & Elkins LLP
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746-7568
(512) 542-8400
(512) 542-8612 (Fax)
      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
      This registration statement consists of two prospectuses, covering the registration of:

•	common stock of Perficient, Inc.; and

•	shares of common stock of Perficient, Inc. that may be sold in one or more secondary offerings by some of Perficient, Inc.’s stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED MAY 4, 2005
PRELIMINARY PROSPECTUS
4,250,000 Shares
Common Stock

        We may offer and sell up to an aggregate of 4,250,000 shares of our common stock from time to time in amounts, at prices and on terms that we will determine at the times of the offerings.
      We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplements carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities directly, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the common stock.
      Our shares of common stock are listed on the Nasdaq National Market under the symbol “PRFT.”
      Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2005.

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ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell up to an aggregate of 4,250,000 shares of our common stock in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus does not contain all of the information included in the registration statement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Where You Can Find More Information.”
      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.
      You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.
      The terms “Perficient,” “we,” “our,” and “us” refer to Perficient, Inc. and its subsidiaries unless the context suggests otherwise.
OUR COMPANY
      We are a rapidly growing information technology consulting firm serving Global 2000 and midsize companies in the central United States. We help our clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. We design, build and deliver software solutions using a core set of software products developed by our partners. These products, which are based on open standards such as the Java 2 Enterprise Edition, or J2EE, are commonly referred to as middleware and include application servers, enterprise application integration platforms, business process management, business activity monitoring and business intelligence applications and enterprise portal software. Using these products, our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace.
      Through our experience in developing and delivering eBusiness integration solutions for more than 380 Global 2000 and midsize companies, we have acquired significant domain expertise that we believe differentiates our firm. We use small, expert project teams that we believe deliver high-value, measurable results by working collaboratively with clients and their partners through a user-centered, technology-based and business-driven solutions methodology. We believe this approach enhances return-on-investment for our clients by significantly reducing the time and risk associated with designing and implementing eBusiness integration solutions.
      We believe that the central United States represents an attractive geographic market and that our focus on this region and our network of nine offices throughout the central United States are additional competitive differentiators. We believe this geographic focus makes us the partner of choice both for Global 2000 and midsize companies in the area that seek business and technology consulting services and for software vendors that seek consulting firm partners to sell and deliver solutions that use their products.

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      We place strong emphasis on building lasting relationships with clients. In fiscal years 2002, 2003 and 2004, 81%, 85% and 91% of revenue, respectively, excluding from the calculation for any single period revenue from acquisitions completed in that single period, was derived from customers that were clients in the prior year. We have also built meaningful partnerships with software providers, most notably IBM, whose products we use to design and implement solutions for our clients. These partnerships enable us to reduce our cost of sales and sales cycle times and increase win rates through leveraging our partners’ marketing efforts and endorsements.
      We are expanding through a combination of organic growth and acquisitions and completed three acquisitions in 2004— Genisys in April 2004, Meritage in June 2004 and ZettaWorks in December 2004. We believe that information technology consulting is a fragmented industry and that there are a substantial number of privately held information technology consulting firms in our target markets that can be acquired on financially accretive terms. We have a track record of successfully identifying, executing and integrating acquisitions that add strategic value to our business. Over the past five years, we have acquired and integrated seven privately held information technology consulting firms, three of which were acquired in 2004. We believe that we can achieve significantly faster growth in revenues and profitability through a combination of organic growth and acquisitions than we could through organic growth alone.
RISK FACTORS
      You should carefully consider the following risk factors together with the other information contained in or incorporated by reference into this prospectus before you decide to buy our common stock. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment.
Risks Related to Our Business
Prolonged economic weakness in the Internet software and services market could adversely affect our business, financial condition and results of operations.
      The market for Internet software and services has changed rapidly over the last six years. The market for Internet software and services expanded dramatically during 1999 and most of 2000, but declined significantly in 2001 and 2002. Market demand for Internet software and services began to stabilize and improve throughout 2003 and 2004, but this trend may not continue. Our future growth is dependent upon the demand for Internet software and services, and, in particular, the information technology consulting services we provide. Demand and market acceptance for Internet services are subject to a high level of uncertainty. Prolonged weakness in the Internet software and services industry has caused in the past, and may cause in the future, business enterprises to delay or cancel information technology projects, reduce their overall budgets and/or reduce or cancel orders for our services. This, in turn, may lead to longer sales cycles, delays in purchase decisions, payment and collection, and may also result in price pressures, causing us to realize lower revenues and operating margins. If companies cancel or delay their business and technology initiatives or choose to move these initiatives in-house, our business, financial condition and results of operations could be materially and adversely affected.
We may not be able to attract and retain information technology consulting professionals, which could affect our ability to compete effectively.
      Our business is labor intensive. Accordingly, our success depends in large part upon our ability to attract, train, retain, motivate, manage and effectively utilize highly skilled information technology consulting professionals. Additionally, our technology professionals are primarily at-will employees. Failure to retain highly skilled technology professionals would impair our ability to adequately manage,

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staff and implement our existing projects and to bid for or obtain new projects, which in turn would adversely affect our operating results.
Our success will depend on retaining our senior management team and key personnel.
      Our industry is highly specialized and the competition for qualified management and key personnel is intense. We expect this to remain so for the foreseeable future. We believe that our success will depend on retaining our senior management team and key technical and business consulting personnel. Retention is particularly important in our business as personal relationships are a critical element of obtaining and maintaining strong relationships with our clients. If a significant number of these individuals stop working for us, our level of management, technical, marketing and sales expertise could diminish. We may be unable to achieve our revenue and operating performance objectives unless we can attract and retain technically qualified and highly skilled sales, technical, business consulting, marketing and management personnel. These individuals would be difficult to replace, and losing them could seriously harm our business.
We may have difficulty in identifying and competing for strategic acquisition and partnership opportunities.
      Our business strategy includes the pursuit of strategic acquisitions. We may acquire or make strategic investments in complementary businesses, technologies, services or products, or enter into strategic partnerships or alliances with third parties in the future in order to expand our business. We may be unable to identify suitable acquisition, strategic investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on terms commercially favorable to us, or at all. If we fail to identify and successfully complete these transactions, our competitive position and our growth prospects could be adversely affected. In addition, we may face competition from other companies with significantly greater resources for acquisition candidates, making it more difficult for us to acquire suitable companies on favorable terms.
Pursuing and completing potential acquisitions could divert management’s attention and financial resources and may not produce the desired business results.
      We do not have specific personnel dedicated to pursuing and making strategic acquisitions. As a result, if we pursue any acquisition, our management could spend a significant amount of time and financial resources to pursue and integrate the acquired business with our existing business. To pay for an acquisition, we might use capital stock, cash or a combination of both. Alternatively, we may borrow money from a bank or other lender. If we use capital stock, our stockholders will experience dilution. If we use cash or debt financing, our financial liquidity may be reduced and the interest on any debt financing could adversely affect our results of operations. From an accounting perspective, an acquisition may involve amortization or the write-off of significant amounts of intangible assets that could adversely affect our results of operations.
      Despite the investment of these management and financial resources, and completion of due diligence with respect to these efforts, an acquisition may not produce the anticipated revenues, earnings or business synergies for a variety of reasons, including:

•	difficulties in the integration of the technologies, services and personnel of the acquired business;

•	the failure of management and acquired services personnel to perform as expected;

•	the risks of entering markets in which we have no, or limited, prior experience;

•	the failure to identify or adequately assess any undisclosed or potential legal liabilities of the acquired business;

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•	the failure of the acquired business to achieve the forecasts we used to determine the purchase price; or

•	the potential loss of key personnel of the acquired business.

      These difficulties could disrupt our ongoing business, distract our management and colleagues, increase our expenses and materially and adversely affect our results of operations.
The market for the information technology consulting services we provide is competitive, has low barriers to entry and is becoming increasingly consolidated, which may adversely affect our market position.
      The market for the information technology consulting services we provide is competitive, rapidly evolving and subject to rapid technological change. In addition, there are relatively low barriers to entry into this market and therefore new entrants may compete with us in the future. For example, due to the rapid changes and volatility in our market, many well-capitalized companies, including some of our partners, that have focused on sectors of the Internet software and services industry that are not competitive with our business may refocus their activities and deploy their resources to be competitive with us.
      Our future financial performance will depend, in large part, on our ability to establish and maintain an advantageous market position. We currently compete with regional and national information technology consulting firms, and, to a limited extent, offshore service providers and in-house information technology departments. Many of the larger regional and national information technology consulting firms have substantially longer operating histories, more established reputations and potential partner relationships, greater financial resources, sales and marketing organizations, market penetration and research and development capabilities, as well as broader product offerings and greater market presence and name recognition. We may face increasing competitive pressures from these competitors as the market for Internet software and services continues to grow. This may place us at a disadvantage to our competitors, which may harm our ability to grow, maintain revenue or generate net income.
      In recent years, there has been substantial consolidation in our industry, and we expect that there will be significant additional consolidation in the near future. As a result of this increasing consolidation, we expect that we will increasingly compete with larger firms that have broader product offerings and greater financial resources than we have. We believe that this competition could have a significant negative effect on our marketing, distribution and reselling relationships, pricing of services and products and our product development budget and capabilities. Any of these negative effects could significantly impair our results of operations and financial condition. We may not be able to compete successfully against new or existing competitors.
Our business will suffer if we do not keep up with rapid technological change, evolving industry standards or changing customer requirements.
      Rapidly changing technology, evolving industry standards and changing customer needs are common in the Internet software and services market. We expect technological developments to continue at a rapid pace in our industry. Technological developments, evolving industry standards and changing customer needs could cause our business to be rendered obsolete or non-competitive, especially if the market for the core set of eBusiness solutions and software platforms in which we have expertise does not grow or if such growth is delayed due to market acceptance, economic uncertainty or other conditions. Accordingly, our success will depend, in part, on our ability to:

•	continue to develop our technology expertise;

•	enhance our current services;

•	develop new services that meet changing customer needs;

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•	advertise and market our services; and

•	influence and respond to emerging industry standards and other technological changes.

We must accomplish all of these tasks in a timely and cost-effective manner. We might not succeed in effectively doing any of these tasks, and our failure to succeed could have a material and adverse effect on our business, financial condition or results of operations, including materially reducing our revenue and operating results.
      We may also incur substantial costs to keep up with changes surrounding the Internet. Unresolved critical issues concerning the commercial use and government regulation of the Internet include the following:

•	security;

•	intellectual property ownership;

•	privacy;

•	taxation; and

•	liability issues.

Any costs we incur because of these factors could materially and adversely affect our business, financial condition and results of operations, including reduced net income.
A significant portion of our revenue is dependent upon building long-term relationships with our clients and our operating results could suffer if we fail to maintain these relationships.
      Our professional services agreements with clients are in most cases terminable on 10 to 30 days’ notice. A client may choose at any time to use another consulting firm or choose to perform services we provide through their own internal resources. Accordingly, we rely on our clients’ interests in maintaining the continuity of our services rather than on contractual requirements. Termination of a relationship with a significant client or with a group of clients that account for a significant portion of our revenues could adversely affect our revenues and results of operations.
If we fail to meet our clients’ performance expectations, our reputation may be harmed.
      As a services provider, our ability to attract and retain clients depends to a large extent on our relationships with our clients and our reputation for high quality services and integrity. We also believe that the importance of reputation and name recognition is increasing and will continue to increase due to the number of providers of information technology services. As a result, if a client is not satisfied with our services or does not perceive our solutions to be effective or of high quality, our reputation may be damaged and we may be unable to attract new, or retain existing, clients and colleagues.
We may face potential liability to customers if our customers’ systems fail.
      Our eBusiness integration solutions are often critical to the operation of our customers’ businesses and provide benefits that may be difficult to quantify. If one of our customers’ systems fails, the customer could make a claim for substantial damages against us, regardless of our responsibility for that failure. The limitations of liability set forth in our contracts may not be enforceable in all instances and may not otherwise protect us from liability for damages. Our insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims. In addition, a given insurer might disclaim coverage as to any future claims. If we experience one or more large claims against us that exceed available insurance coverage or result in changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, our business and financial results could suffer.

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The loss of one or more of our significant software partners would have a material adverse effect on our business and results of operations.
      Our partnerships with software vendors enable us to reduce our cost of sales and increase win rates through leveraging our partners’ marketing efforts and strong vendor endorsements. The loss of one or more of these relationships and endorsements could increase our sales and marketing costs, lead to longer sales cycles, harm our reputation and brand recognition, reduce our revenues and adversely affect our results of operations.
      In particular, a substantial portion of our solutions are built on IBM WebSphere platforms and a significant number of our clients are identified through joint selling opportunities conducted with IBM, through sales leads obtained from our relationship with IBM and through a services agreement we have with IBM. Revenue from IBM was approximately 35% and 17% of total revenue for the years ended December 31, 2003 and 2004, respectively. The loss of our relationship with, or a significant reduction in the services we perform for IBM would have a material adverse effect on our business and results of operations.
Our quarterly operating results may be volatile and may cause our stock price to fluctuate.
      Our quarterly revenue, expenses and operating results have varied in the past and may vary significantly in the future. In addition, many factors affecting our operating results are outside of our control, such as:

•	demand for Internet software and services;

•	customer budget cycles;

•	changes in our customers’ desire for our partners’ products and our services;

•	pricing changes in our industry;

•	government regulation and legal developments regarding the use of the Internet; and

•	general economic conditions.

As a result, if we experience unanticipated changes in the number or nature of our projects or in our employee utilization rates, we could experience large variations in quarterly operating results and losses in any particular quarter.
Our services revenues may fluctuate quarterly due to seasonality or timing of completion of projects.
      We may experience seasonal fluctuations in our services revenues. We expect that services revenues in the fourth quarter of a given year may typically be lower than in other quarters in that year as there are fewer billable days in this quarter as a result of vacations and holidays. In addition, we generally perform services on a project basis. While we seek wherever possible to counterbalance periodic declines in revenues on completion of large projects with new arrangements to provide services to the same client or others, we may not be able to avoid declines in revenues when large projects are completed. Our inability to obtain sufficient new projects to counterbalance any decreases in work upon completion of large projects could adversely affect our revenues and results of operations.
Our software revenue may fluctuate quarterly, leading to volatility in the price of our stock.
      Our quarterly revenues from sales of third-party software have varied in the past and may vary significantly from quarter to quarter, making them difficult to predict. This may lead to volatility in our share price. The factors that are likely to cause these variations are:

•	the business decisions of our clients regarding the investment in new technology;

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•	customer demand in any given quarter; and

•	the stage of completion of existing projects and/or their termination.

      Our software revenue may fluctuate quarterly and be higher in the fourth quarter of a given year as procurement policies of our clients may result in higher technology spending towards the end of budget cycles. This seasonal trend may materially affect our quarter-to-quarter revenues, margins and operating results.
Our overall gross margin fluctuates quarterly based on our services and software revenue mix, which may cause our stock price to fluctuate.
      The gross margin on our services revenue is, in most instances, greater than the gross margin on our software revenue. As a result, our gross margin will be higher in quarters where our services revenue, as a percentage of total revenue, has increased, and will be lower in quarters where our software revenue, as a percentage of total revenue, has increased. In addition, gross margin on software revenue may fluctuate as a result of variances in gross margin on individual software products. Our stock price may be negatively affected in quarters in which our gross margin decreases.
Our services gross margins are subject to fluctuations as a result of variances in utilization rates and billing rates.
      Our services gross margins are affected by trends in the utilization rate of our professionals, defined as the percentage of our professionals’ time billed to customers divided by the total available hours in a period, and in the billing rates we charge our clients. Our operating expenses, including employee salaries, rent and administrative expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in process. If a project ends earlier than scheduled, we may need to redeploy our project personnel. Any resulting non-billable time may adversely affect our gross margins.
      The average billing rates for our services may decline due to rate pressures from significant customers and other market factors, including innovations and average billing rates charged by our competitors. Also, our average billing rates will decline if we acquire companies with lower average billing rates than ours. To sell our products and services at higher prices, we must continue to develop and introduce new services and products that incorporate new technologies or high-performance features. If we experience pricing pressures or fail to develop new services, our revenues and gross margins could decline, which could harm our business, financial condition and results of operations.
If we fail to complete fixed-fee contracts within budget and on time, our results of operations could be adversely affected.
      We perform a limited number of projects on a fixed-fee, turnkey basis, rather than on a time-and-materials basis. Under these contractual arrangements, we bear the risk of cost overruns, completion delays, wage inflation and other cost increases. If we fail to estimate accurately the resources and time required to complete a project or fail to complete our contractual obligations within the scheduled timeframe, our results of operations could be adversely affected. We cannot assure you that in the future we will not price these contracts inappropriately, which may result in losses.
We may not be able to maintain our level of profitability.
      Although we have been profitable for the past six quarters, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. We cannot assure you of any operating results. In future quarters, our operating results may not meet public market analysts’ and investors’ expectations. If this occurs, the price of our common stock will likely fall.

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If we do not effectively manage our growth, our results of operations could be adversely affected.
      Our ability to operate profitably depends largely on how effectively we manage our growth. In order to create the additional capacity necessary to accommodate the demand for our services, we may need to implement a variety of new and upgraded operational and financial systems, procedures and controls, open new offices or hire additional colleagues. Implementation of these new systems, procedures and controls may require substantial management efforts and our efforts to do so may not be successful. The opening of new offices or the hiring of additional colleagues may result in idle or underutilized capacity. We periodically assess the expected long-term capacity utilization of our offices and professionals. We may not be able to achieve or maintain optimal utilization of our offices and professionals. If demand for our services does not meet our expectations, our revenues will not be sufficient to offset these expenses and our results of operations could be adversely affected.
We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.
      Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending December 31, 2005, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2005. Furthermore, our independent registered public accounting firm, BDO Seidman, LLP, may be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. If we fail to timely complete this assessment, or if our independent registered public accounting firm cannot timely attest to our assessment, we could be subject to regulatory sanctions and a loss of public confidence in our internal control. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to timely meet our regulatory reporting obligations.
Risks Relating to Ownership of Our Common Stock
The trading volume of our common stock has been limited and, as a result, our stock price may fluctuate widely.
      Our common stock is traded on the Nasdaq National Market under the symbol “PRFT.” The trading volume of our common stock has been limited and our stock price has been volatile. Our stock price may continue to fluctuate widely as a result of the limited trading volume, announcements of new services and products by us or our competitors, quarterly variations in operating results, the gain or loss of significant customers, changes in public market analysts’ estimates and market conditions for information technology consulting firms and other technology stocks in general.
      We periodically review and consider possible acquisitions of companies that we believe will contribute to our long-term objectives. In addition, depending on market conditions, liquidity requirements and other factors, from time to time we consider accessing the capital markets. These events may also affect the market price of our common stock.
Our officers, directors, and 5% and greater stockholders own a large percentage of our voting securities and their interests may differ from other stockholders.
      Our executive officers, directors and existing 5% and greater stockholders beneficially own or control approximately 25% of the voting power of our common stock. This concentration of ownership

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of our common stock may make it difficult for our other stockholders to successfully approve or defeat matters that may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of our company.
We may need additional capital in the future, which may not be available to us. The raising of any additional capital may dilute your ownership percentage in our stock.
      We intend to continue to make investments to support our business growth and may require additional funds to pursue business opportunities and respond to business challenges. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.
It may be difficult for another company to acquire us, and this could depress our stock price.
      Provisions contained in our certificate of incorporation, bylaws and Delaware law could make it difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by authorizing the issuance of “blank check” preferred stock. In addition, provisions of the Delaware General Corporation Law also restrict some business combinations with interested stockholders. These provisions are intended to encourage potential acquirers to negotiate with us and allow the board of directors the opportunity to consider alternative proposals in the interest of maximizing stockholder value. However, these provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.
      In addition, under our agreement with IBM, we have granted IBM a right of first offer and a right to terminate its agreement with us with respect to any transaction involving a change of control of us with a company that has a substantial portion of its business in the web application server product and services market, other than a systems integrator or professional services firm. As a result, a potential acquirer may be discouraged from making an offer to buy us.
FORWARD-LOOKING STATEMENTS
      Some of the statements contained in this prospectus and in the documents we incorporate by reference that are not purely historical statements discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward-looking” information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in this prospectus.

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      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.
      All forward-looking statements, express or implied, included in this prospectus and the documents we incorporate by reference and attributable to Perficient are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Perficient or any persons acting on our behalf may issue.

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USE OF PROCEEDS
      Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the shares of common stock covered by this prospectus for expansion of our business, including future acquisitions of information technology consulting firms.
      We may also use net proceeds from the sale of the shares of common stock covered by this prospectus for general corporate purposes, which may include but are not limited to reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures and additions to our working capital.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On June 26, 2002, Perficient entered into a Convertible Preferred Stock Purchase Agreement with 2M Technology Ventures, L.P., or 2M, pursuant to which 2M purchased 1,111,000 shares of Series B Preferred Stock for a purchase price of $0.900090009 per share. Pursuant to the Certificate of Designation, Rights and Preferences of the Series B Preferred Stock, on November 10, 2003, all then outstanding shares of Series B Preferred Stock automatically converted into shares of common stock. In connection with its purchase of Series B Preferred Stock, 2M also received a warrant to purchase up to 555,500 shares of common stock. 2M exercised this warrant on February 3, 2004 and March 29, 2004. We received proceeds of $1,100,000 as a result of the exercise of this warrant. We have registered 2,166,500 shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-100490), for resale by 2M of the shares issued upon conversion of the shares of Series B Preferred Stock purchased from us, shares issued upon exercise of the warrant, and shares acquired upon purchase from certain of our stockholders in a private transaction
      In the acquisition of ZettaWorks LLC, or ZettaWorks, on December 20, 2004, we paid $10.7 million, consisting of approximately $2.9 million in cash and 1.2 million shares of our common stock. We also granted certain registration rights in connection with the issuance of these shares and are registering 1,193,179 shares of our common stock concurrent with this offering in satisfaction of those registration rights.
      In the acquisition of Meritage Technologies, Inc., or Meritage, on June 18, 2004, we paid approximately $7.1 million to the Meritage stockholders consisting of approximately $2.9 million in cash and 1.2 million shares of our common stock. In connection with the acquisition of Meritage, on June 16, 2004 we raised approximately $2.5 million through a private placement of 800,000 shares of our common stock to a group of institutional investors led by Tate Capital Partners. The investors were also issued warrants for the purchase of an additional 160,000 shares of our common stock. In our acquisition of Meritage, we granted certain registration rights to the stockholders of Meritage, and in our private placement we granted certain registration rights to the investors in the private placement. As a result, we have registered 1.9 million shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-117216) for resale by the former stockholders of Meritage and by the investors in the private placement.
      In the acquisition of Genisys Consulting, Inc., or Genisys, on April 2, 2004, we paid approximately $7.9 million to the Genisys stockholders consisting of approximately $1.5 million in cash and 1.7 million shares of our common stock. In our acquisition of Genisys, we granted certain registration rights to the stockholders of Genisys. As a result, we have registered 253,116 shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-116549), for resale by the former stockholders of Genisys.

12

PLAN OF DISTRIBUTION
      We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and shareholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

      In addition, we may sell securities not covered by this prospectus to third parties in privately negotiated transactions.
Sale Through Underwriters or Dealers
      If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
      We cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
      If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

13

Direct Sales and Sales through Agents
      We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
General Information
      Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.
      We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.
LEGAL MATTERS
      Our legal counsel, Vinson & Elkins L.L.P., Austin, Texas, will pass upon certain legal matters in connection with the offering securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
      The consolidated financial statements of Perficient, Inc. at December 31, 2004 and the year then ended incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
      The consolidated financial statements of Perficient, Inc. and Genisys Consulting, Inc. incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, with respect to Perficient, Inc. as of December 31, 2003 and for the year then ended, and Ernst & Young LLP, independent auditors, with respect to Genisys Consulting, Inc. as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, to the extent indicated in their reports thereon incorporated by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The financial statements of Meritage Technologies, Inc. as of December 31, 2002 and 2003 incorporated by reference in this prospectus have been audited by Grant Thornton LLP as set forth in their report incorporated herein by reference, and are incorporated in reliance upon such report, given on their authority as experts in accounting and auditing.

14

      The financial statements of ZettaWorks LLC as of December 31, 2002 and 2003 incorporated by reference in this prospectus have been audited by BKD LLP as set forth in their report incorporated herein by reference, and are incorporated in reliance upon such report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You may also inspect our SEC reports and other information at our website at http://www.perficient.com. We do not intend for information contained in our website to be part of this prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
      Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information that is incorporated by reference consists of:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended by Amendment No. 1;

•	Current Reports on Form 8-K filed on February 3, 2005 and April 8, 2005;

•	Current Reports on Form 8-K filed on April 16, 2004, as amended on June 16, 2004 and June 17, 2004; filed on June 23, 2004, as amended August 30, 2004; and filed on December 22, 2004, as amended on March 4, 2005; and

•	The description of our common stock contained in our Form 8-A filed with SEC on July 22, 1999 (File No. 000-15169).

      All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement and subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, Perficient, Inc., 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, Telephone: (512) 531-6000.

15

INDEX TO FINANCIAL STATEMENTS

Page

PERFICIENT, INC. PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Preliminary Notes	F-2
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004	F-4
Notes to Pro Forma Condensed Combined Financial Statements	F-5

F-1

PERFICIENT, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
      The unaudited pro forma combined financial information includes a statement of operations for the year ended December 31, 2004 which assumes the acquisitions for Genisys Consulting, Inc., Meritage Technologies, Inc. and ZettaWorks LLC occurred on January 1, 2004.
      On December 17, 2004, Perficient, Inc. (the “Company”), Perficient ZettaWorks, Inc., a Delaware corporation and a wholly-owned subsidiary of Perficient (the “Acquisition Sub”) and ZettaWorks LLC (“ZettaWorks”), a Texas limited liability company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Acquisition Sub acquired substantially all of the assets and assumed certain liabilities of ZettaWorks (the “Acquisition”). The Acquisition closed on December 20, 2004. The total consideration paid in the Acquisition is $11.4 million, which amount includes approximately $2.9 million in cash and approximately $7.8 million worth of the Company’s common stock (1,193,179 shares of the Company’s common stock), based on the average closing price of the Company’s common stock for the three trading days immediately preceding the acquisition, and transaction costs of approximately $0.7 million. The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by the Company of ZettaWorks. This acquisition was accounted for as a purchase business combination. The consideration paid in the Acquisition has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their estimated respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. These unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of the Company and ZettaWorks and should be read in conjunction therewith. The historical operating results of ZettaWorks reflected in the pro forma statement of operations do not include amounts of the Australian subsidiary of ZettaWorks. Those amounts are included in the historical financial statements of ZettaWorks included elsewhere herein. Operating results of ZettaWorks are included in operating results of the Company’s condensed combined financial statements as of December 20, 2004.
      On June 18, 2004, the Company consummated the acquisition of Meritage Technologies, Inc. (“Meritage”), a Delaware corporation, by merging our wholly owned subsidiary Perficient Meritage, Inc., a Delaware corporation, with and into Meritage. Meritage survived the merger as our direct wholly owned subsidiary, under the name “Perficient Meritage, Inc.” The Company paid approximately $7.1 million consisting of approximately $2.9 million in cash, assumed debt of approximately $2.4 million, and issued 1,168,219 shares of the Company’s common stock, subject to adjustments, which are not expected to be material. The shares of common stock issued in connection with the merger were ascribed a value of $3.595 per share, which was the average closing price of the Company’s common stock for the 23 consecutive trading days ending on June 15, 2004, which value is consistent with the valuation under EITF-99-12, Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination. Approximately $0.9 million in transaction costs have been incurred in relation to the acquisition.
      On April 2, 2004, the Company consummated the acquisition by way of merger of Genisys Consulting, Inc. (“Genisys”), an Illinois corporation, with and into our wholly owned subsidiary, Perficient Genisys, Inc., a Delaware corporation. Perficient Genisys, Inc. is the surviving corporation to the merger. The Company paid approximately $8.3 million consisting of approximately $1.5 million in cash, issued 1,687,439 shares of the Company’s common stock and granted stock options valued at $400,000. The shares of common stock issued in connection with the merger were ascribed a value of $3.77 per share, which was the average closing price of the Company’s common stock for the 30 consecutive trading days ending on April 1, 2004, which value is consistent with the valuation under EITF-99-12, Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination. The common stock issued in connection with the merger included 825,459 shares, which are restricted based upon the continued employment with Perficient of certain

F-2

employees of Genisys through April 1, 2007, and another 352,055 shares held in escrow until April 1, 2005. Approximately $0.5 million in transaction costs have been incurred in relation to the acquisition.
      The pro forma amounts for the Genisys, Meritage and ZettaWorks acquisitions are based on the historical financial statements of Genisys, Meritage and ZettaWorks and should be read in conjunction with those historical financial statements and related notes.
      The following pro forma condensed combined financial statements are presented to illustrate the effects of the acquisitions on the historical operating results of the Company. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 give effect to the acquisitions as if they occurred on January 1, 2004 and combine the respective statements of operations for the Company and the above entities for the respective periods. These pro forma historical results do not reflect operational efficiencies and cost savings that may be achieved with respect to the combined companies. Therefore, these pro forma historical results reflect operating costs which are not indicative or predictive of future period results.
      The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing.

F-3

PERFICIENT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	For the year ended December 31, 2004

							Pro Forma
	Perficient	Genisys	Meritage	Zettaworks	Pro forma		Income
	(Historical)	(Historical)	(Historical)	(Historical)	Adjustments		Statement

Revenue
Services	$43,330,757	$2,656,359	$6,973,058	$16,618,760	$—		$69,578,934
Software	13,169,693	—	—	—	—		13,169,693
Reimbursed expenses	2,347,223	23,288	182,149	293,406	—		2,846,066

Total revenue	58,847,673	2,679,647	7,155,207	$16,912,166	—		85,594,693
Cost of revenue
Project personnel costs	26,072,516	1,784,907	4,553,303	11,144,677	—		43,555,403
Software costs	11,341,145	—	—	—	—		11,341,145
Reimbursable expenses	2,347,223	12,010	182,149	293,406	—		2,834,788
Other project related costs	267,416	—	—	1,543,441	—		1,810,857

Cost of revenue	40,028,300	1,796,917	4,735,452	12,981,524	—		59,542,193

Gross margin	18,819,373	882,730	2,419,755	3,930,642	—		26,052,500

Selling, general and administrative	11,067,792	636,939	2,411,626	4,203,919	—		18,320,276
Depreciation	512,076	10,336	103,551	83,258	—		709,221
Intangibles amortization	696,420	—	—	—	738,542	Note 3	1,434,962

Income (loss) from operations	6,543,085	235,455	(95,422)	(356,535)	(738,542)		5,588,041

Interest income (expense), net	(134,714)	9,213	(49,823)	(81,983)	(55,177)	Note 5	(312,484)
Change in fair value in redeemable member units	—	—	—	418,232	(418,232)	Note 8	—
Other income (expense)	32,586	924	(383)	4,000	—		37,127

Income (loss) before income taxes	6,440,957	245,592	(145,628)	(16,286)	(1,211,951)		5,312,684

(Provision) benefit for income taxes	(2,527,669)	—	—	—	440,026	Note 6	(2,087,643)

Net income (loss)	$3,913,288	$245,592	$(145,628)	$(16,286)	$(771,925)		$3,225,041

Accretion of dividends on preferred stock	—	—	(589,257)	—	589,257	Note 7	—

Net income (loss) available to common stockholders	$3,913,288	$245,592	$(734,885)	$(16,286)	$(771,925)		$3,225,041

Net income per share:
Basic	$0.22						$0.16

Diluted	$0.19						$0.14

Shares used in computing net income per share:
Basic	17,648,575	425,327	540,901	1,147,413	452,604	Note 4	20,214,820

Diluted	20,680,507	425,327	540,901	1,147,413	537,071	Note 4	23,331,219

F-4

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Basis of presentation
      The accompanying unaudited pro forma statement of operations presents the pro forma effects of the Genisys, Meritage and ZettaWorks acquisitions as though the acquisitions occurred on January 1, 2004.

Note 1 —	Acquisitions
          ZettaWorks LLC
      The Company has recorded total consideration of approximately $11.4 million, including approximately $0.7 million in transaction costs for the ZettaWorks acquisition. The acquisition was completed on December 20, 2004. The following table shows the components of total consideration:

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock (1,193,179 shares at $6.53 per share)	7,800,000
Acquisition costs	700,000

Total consideration	$11,400,000

      In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $11.4 million, including transaction costs of approximately $0.7 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $8.1 million. Goodwill is expected to be deductible for income tax purposes.
          Meritage Technologies, Inc.
      The Company has recorded total consideration of approximately $10.4 million, including approximately $0.9 million in transaction costs for the Meritage acquisition. The acquisition was completed on June 18, 2004.
      The following table shows the components of total consideration:

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock (1,168,219 shares at $3.59 per share)	4,200,000
Acquisition costs	900,000
Debt assumed	2,400,000

Total consideration	$10,400,000

      In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $10.4 million, including transaction costs of approximately $0.9 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $7.4 million. The Company has yet to finalize the purchase price allocation pending resolution of certain contingent liabilities. Management expects to finalize the purchase price allocation within twelve months from acquisition. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.

F-5

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)
          Genisys Consulting, Inc.
      The Company has recorded total consideration of approximately $8.8 million, including approximately $0.5 million in transaction costs for the Genisys acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on April 2, 2004.
      The following table shows the components of total consideration:

The consideration paid is as follows:
Cash	$1,500,000
Common stock (1,687,439 shares at $3.77 per share)	6,400,000
Stock options	400,000
Acquisition costs	500,000

Total consideration	$8,800,000

      In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $8.8 million, including transaction costs of approximately $0.5 million, has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of approximately $7.4 million. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.

Note 2 —	Purchase Price Allocations
          ZettaWorks LLC
      The accompanying unaudited condensed consolidated pro forma income statement reflects the allocation of the purchase price based on the estimated fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a preliminary evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on management’s estimate with assistance from an independent appraisal. The excess of purchase price over the fair value of net assets acquired (goodwill) reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

F-6

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Non-compete (5 year useful life)	$100,000
Revenue backlog (1 year useful life)	200,000
Customer relationships (5 year useful life)	1,100,000

Total intangible assets	1,400,000
Goodwill	8,100,000

Total intangible assets acquired	9,500,000
Add fair value of net tangible assets in excess of liabilities acquired, which approximates book value	1,900,000

Net assets acquired	$11,400,000

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock	7,800,000
Acquisition costs	700,000

Total consideration	$11,400,000

      The Company believes that the intangible assets acquired from ZettaWorks have useful lives of one to five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and ZettaWorks to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.
          Meritage Technologies, Inc.
      The accompanying unaudited condensed consolidated pro forma income statement reflects the allocation of the purchase price based on the fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a preliminary evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

F-7

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Non-Compete (5 year useful life)	$1,500,000
Customer relationships (5 year useful life)	300,000

Total intangible assets	1,800,000
Goodwill	7,400,000

Total assets acquired	9,200,000
Add fair value of net tangible assets in excess of liabilities acquired, which approximately book value	1,200,000

Net assets acquired	$10,400,000

The consideration paid is approximately as follows:
Cash	$2,900,000
Liabilities assumed	2,400,000
Common stock	4,200,000
Acquisition costs	900,000

Total consideration	$10,400,000

      The Company believes that the intangible assets acquired from Meritage have useful lives of five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Meritage to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.
Genisys Consulting, Inc.
      The accompanying unaudited condensed consolidated pro forma income statement reflects the allocation of the purchase price based on the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price is based on an evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

F-8

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Customer Relationships (8 year useful life)	$1,100,000
Non-Compete (5 year useful life)	350,000
Backlog (9 month useful life)	200,000

Total intangible assets	1,650,000
Goodwill	7,450,000

Total assets acquired	9,100,000
Less fair value of net tangible assets in excess of liabilities acquired, which approximates book value	(300,000)

Net assets acquired	$8,800,000

The consideration paid is as follows:
Cash	$1,500,000
Common stock	6,400,000
Stock options	400,000
Acquisition costs	500,000

Total consideration	$8,800,000

      Based on an independent appraisal, the Company believes that the intangible assets acquired from Genisys have useful lives of nine months to eight years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Genisys to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least eight years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.
      The preceding unaudited pro forma condensed combined statement of operations does not include any pro forma adjustments for the following:

•	Any operating efficiencies and cost savings that may be achieved with respect to the combined companies. As a result, these pro forma historical results are not indicative or predictive of future periods.

•	The combined companies incurred integration-related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such costs related to the acquired companies were recognized as a liability assumed as of the acquisition date, resulting in additional goodwill, while the Company’s related costs are recognized as an expense through the statements of operations.

F-9

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Note 3 —	Amortization of acquired intangibles is based on the estimated economic lives as outlined in Note 2 above.

Note 4 —	Pro forma weighted average shares includes 800,000 shares of common stock issued by the Company during second quarter to raise proceeds for the acquisition of Meritage, and proceeds from the exercise of 550,000 warrants to fund the acquisitions.

Note 5 —	The Company borrowed to finance these acquisitions. The pro forma adjustment reflects the debt and the incremental interest on the debt borrowed to finance these acquisitions.

Note 6 —	Tax effects on pro forma income (loss) before income taxes.

Note 7 —	Redeemable Preferred Stock and related obligations on accretion of dividends were not assumed by the Company as part of the acquisition.

Note 8 —	To record the elimination of redeemable members’ units and changes in the values of those units which were not acquired by the Company.

F-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission. This prospectus sell these securities, is not soliciting an offer to buy these jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2005
PRELIMINARY PROSPECTUS
1,193,179 Shares
Common Stock

        This prospectus relates to the offer and sale from time to time of up to an aggregate of 1,193,179 shares of our common stock for the account of certain of our stockholders. See “Selling Stockholders” in this prospectus. We issued these shares in connection with our acquisition of ZettaWorks LLC on December 20, 2004. We will not receive any proceeds from this offering.
      Our shares of common stock are listed on the Nasdaq National Market under the symbol “PRFT.”
      Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

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ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, the selling stockholders may, over time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock the selling stockholders may offer. If required, each time the selling stockholder offers common stock, we will provide a prospectus supplement that will contain specific information about the terms of the offering. This prospectus does not contain all of the information included in the registration statement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information under the heading “Where You Can Find More Information.”
      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or anyone to whom it is unlawful to make an offer or solicitation.
      You should not assume that the information contained in this prospectus or the prospectus supplement, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.
      The terms “Perficient,” “we,” “our,” and “us” refer to Perficient, Inc. and its subsidiaries unless the context suggests otherwise.
OUR COMPANY
      We are a rapidly growing information technology consulting firm serving Global 2000 and midsize companies in the central United States. We help our clients gain competitive advantage by using Internet-based technologies to make their businesses more responsive to market opportunities and threats, strengthen relationships with customers, suppliers and partners, improve productivity and reduce information technology costs. We design, build and deliver software solutions using a core set of software products developed by our partners. These products, which are based on open standards such as the Java 2 Enterprise Edition, or J2EE, are commonly referred to as middleware and include application servers, enterprise application integration platforms, business process management, business activity monitoring and business intelligence applications and enterprise portal software. Using these products, our solutions enable our clients to operate a real-time enterprise that dynamically adapts business processes and the systems that support them to the changing demands of an increasingly global, Internet-driven and competitive marketplace.
      Through our experience in developing and delivering eBusiness integration solutions for more than 380 Global 2000 and midsize companies, we have acquired significant domain expertise that we believe differentiates our firm. We use small, expert project teams that we believe deliver high-value, measurable results by working collaboratively with clients and their partners through a user-centered, technology-based and business-driven solutions methodology. We believe this approach enhances return-on-investment for our clients by significantly reducing the time and risk associated with designing and implementing eBusiness integration solutions.
      We believe that the central United States represents an attractive geographic market and that our focus on this region and our network of nine offices throughout the central United States are additional competitive differentiators. We believe this geographic focus makes us the partner of choice both for Global 2000 and midsize companies in the area that seek business and technology consulting services and for software vendors that seek consulting firm partners to sell and deliver solutions that use their products.

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      We place strong emphasis on building lasting relationships with clients. In fiscal years 2002, 2003 and 2004, 81%, 85% and 91% of revenue, respectively, excluding from the calculation for any single period revenue from acquisitions completed in that single period, was derived from customers that were clients in the prior year. We have also built meaningful partnerships with software providers, most notably IBM, whose products we use to design and implement solutions for our clients. These partnerships enable us to reduce our cost of sales and sales cycle times and increase win rates through leveraging our partners’ marketing efforts and endorsements.
      We are expanding through a combination of organic growth and acquisitions and completed three acquisitions in 2004— Genisys in April 2004, Meritage in June 2004 and ZettaWorks in December 2004. We believe that information technology consulting is a fragmented industry and that there are a substantial number of privately held information technology consulting firms in our target markets that can be acquired on financially accretive terms. We have a track record of successfully identifying, executing and integrating acquisitions that add strategic value to our business. Over the past five years, we have acquired and integrated seven privately held information technology consulting firms, three of which were acquired in 2004. We believe that we can achieve significantly faster growth in revenues and profitability through a combination of organic growth and acquisitions than we could through organic growth alone.
RISK FACTORS
      You should carefully consider the following risk factors together with the other information contained in or incorporated by reference into this prospectus before you decide to buy our common stock. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment.
Risks Related to Our Business
Prolonged economic weakness in the Internet software and services market could adversely affect our business, financial condition and results of operations.
      The market for Internet software and services has changed rapidly over the last six years. The market for Internet software and services expanded dramatically during 1999 and most of 2000, but declined significantly in 2001 and 2002. Market demand for Internet software and services began to stabilize and improve throughout 2003 and 2004, but this trend may not continue. Our future growth is dependent upon the demand for Internet software and services, and, in particular, the information technology consulting services we provide. Demand and market acceptance for Internet services are subject to a high level of uncertainty. Prolonged weakness in the Internet software and services industry has caused in the past, and may cause in the future, business enterprises to delay or cancel information technology projects, reduce their overall budgets and/or reduce or cancel orders for our services. This, in turn, may lead to longer sales cycles, delays in purchase decisions, payment and collection, and may also result in price pressures, causing us to realize lower revenues and operating margins. If companies cancel or delay their business and technology initiatives or choose to move these initiatives in-house, our business, financial condition and results of operations could be materially and adversely affected.
We may not be able to attract and retain information technology consulting professionals, which could affect our ability to compete effectively.
      Our business is labor intensive. Accordingly, our success depends in large part upon our ability to attract, train, retain, motivate, manage and effectively utilize highly skilled information technology consulting professionals. Additionally, our technology professionals are primarily at-will employees. Failure to retain highly skilled technology professionals would impair our ability to adequately manage, staff and implement our existing projects and to bid for or obtain new projects, which in turn would adversely affect our operating results.

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Our success will depend on retaining our senior management team and key personnel.
      Our industry is highly specialized and the competition for qualified management and key personnel is intense. We expect this to remain so for the foreseeable future. We believe that our success will depend on retaining our senior management team and key technical and business consulting personnel. Retention is particularly important in our business as personal relationships are a critical element of obtaining and maintaining strong relationships with our clients. If a significant number of these individuals stop working for us, our level of management, technical, marketing and sales expertise could diminish. We may be unable to achieve our revenue and operating performance objectives unless we can attract and retain technically qualified and highly skilled sales, technical, business consulting, marketing and management personnel. These individuals would be difficult to replace, and losing them could seriously harm our business.
We may have difficulty in identifying and competing for strategic acquisition and partnership opportunities.
      Our business strategy includes the pursuit of strategic acquisitions. We may acquire or make strategic investments in complementary businesses, technologies, services or products, or enter into strategic partnerships or alliances with third parties in the future in order to expand our business. We may be unable to identify suitable acquisition, strategic investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on terms commercially favorable to us, or at all. If we fail to identify and successfully complete these transactions, our competitive position and our growth prospects could be adversely affected. In addition, we may face competition from other companies with significantly greater resources for acquisition candidates, making it more difficult for us to acquire suitable companies on favorable terms.
Pursuing and completing potential acquisitions could divert management’s attention and financial resources and may not produce the desired business results.
      We do not have specific personnel dedicated to pursuing and making strategic acquisitions. As a result, if we pursue any acquisition, our management could spend a significant amount of time and financial resources to pursue and integrate the acquired business with our existing business. To pay for an acquisition, we might use capital stock, cash or a combination of both. Alternatively, we may borrow money from a bank or other lender. If we use capital stock, our stockholders will experience dilution. If we use cash or debt financing, our financial liquidity may be reduced and the interest on any debt financing could adversely affect our results of operations. From an accounting perspective, an acquisition may involve amortization or the write-off of significant amounts of intangible assets that could adversely affect our results of operations.
      Despite the investment of these management and financial resources, and completion of due diligence with respect to these efforts, an acquisition may not produce the anticipated revenues, earnings or business synergies for a variety of reasons, including:

•	difficulties in the integration of the technologies, services and personnel of the acquired business;

•	the failure of management and acquired services personnel to perform as expected;

•	the risks of entering markets in which we have no, or limited, prior experience;

•	the failure to identify or adequately assess any undisclosed or potential legal liabilities of the acquired business;

•	the failure of the acquired business to achieve the forecasts we used to determine the purchase price; or

•	the potential loss of key personnel of the acquired business.

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      These difficulties could disrupt our ongoing business, distract our management and colleagues, increase our expenses and materially and adversely affect our results of operations.
The market for the information technology consulting services we provide is competitive, has low barriers to entry and is becoming increasingly consolidated, which may adversely affect our market position.
      The market for the information technology consulting services we provide is competitive, rapidly evolving and subject to rapid technological change. In addition, there are relatively low barriers to entry into this market and therefore new entrants may compete with us in the future. For example, due to the rapid changes and volatility in our market, many well-capitalized companies, including some of our partners, that have focused on sectors of the Internet software and services industry that are not competitive with our business may refocus their activities and deploy their resources to be competitive with us.
      Our future financial performance will depend, in large part, on our ability to establish and maintain an advantageous market position. We currently compete with regional and national information technology consulting firms, and, to a limited extent, offshore service providers and in-house information technology departments. Many of the larger regional and national information technology consulting firms have substantially longer operating histories, more established reputations and potential partner relationships, greater financial resources, sales and marketing organizations, market penetration and research and development capabilities, as well as broader product offerings and greater market presence and name recognition. We may face increasing competitive pressures from these competitors as the market for Internet software and services continues to grow. This may place us at a disadvantage to our competitors, which may harm our ability to grow, maintain revenue or generate net income.
      In recent years, there has been substantial consolidation in our industry, and we expect that there will be significant additional consolidation in the near future. As a result of this increasing consolidation, we expect that we will increasingly compete with larger firms that have broader product offerings and greater financial resources than we have. We believe that this competition could have a significant negative effect on our marketing, distribution and reselling relationships, pricing of services and products and our product development budget and capabilities. Any of these negative effects could significantly impair our results of operations and financial condition. We may not be able to compete successfully against new or existing competitors.
Our business will suffer if we do not keep up with rapid technological change, evolving industry standards or changing customer requirements.
      Rapidly changing technology, evolving industry standards and changing customer needs are common in the Internet software and services market. We expect technological developments to continue at a rapid pace in our industry. Technological developments, evolving industry standards and changing customer needs could cause our business to be rendered obsolete or non-competitive, especially if the market for the core set of eBusiness solutions and software platforms in which we have expertise does not grow or if such growth is delayed due to market acceptance, economic uncertainty or other conditions. Accordingly, our success will depend, in part, on our ability to:

•	continue to develop our technology expertise;

•	enhance our current services;

•	develop new services that meet changing customer needs;

•	advertise and market our services; and

•	influence and respond to emerging industry standards and other technological changes.

We must accomplish all of these tasks in a timely and cost-effective manner. We might not succeed in effectively doing any of these tasks, and our failure to succeed could have a material and adverse effect on

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our business, financial condition or results of operations, including materially reducing our revenue and operating results.
      We may also incur substantial costs to keep up with changes surrounding the Internet. Unresolved critical issues concerning the commercial use and government regulation of the Internet include the following:

•	security;

•	intellectual property ownership;

•	privacy;

•	taxation; and

•	liability issues.

Any costs we incur because of these factors could materially and adversely affect our business, financial condition and results of operations, including reduced net income.
A significant portion of our revenue is dependent upon building long-term relationships with our clients and our operating results could suffer if we fail to maintain these relationships.
      Our professional services agreements with clients are in most cases terminable on 10 to 30 days’ notice. A client may choose at any time to use another consulting firm or choose to perform services we provide through their own internal resources. Accordingly, we rely on our clients’ interests in maintaining the continuity of our services rather than on contractual requirements. Termination of a relationship with a significant client or with a group of clients that account for a significant portion of our revenues could adversely affect our revenues and results of operations.
If we fail to meet our clients’ performance expectations, our reputation may be harmed.
      As a services provider, our ability to attract and retain clients depends to a large extent on our relationships with our clients and our reputation for high quality services and integrity. We also believe that the importance of reputation and name recognition is increasing and will continue to increase due to the number of providers of information technology services. As a result, if a client is not satisfied with our services or does not perceive our solutions to be effective or of high quality, our reputation may be damaged and we may be unable to attract new, or retain existing, clients and colleagues.
We may face potential liability to customers if our customers’ systems fail.
      Our eBusiness integration solutions are often critical to the operation of our customers’ businesses and provide benefits that may be difficult to quantify. If one of our customers’ systems fails, the customer could make a claim for substantial damages against us, regardless of our responsibility for that failure. The limitations of liability set forth in our contracts may not be enforceable in all instances and may not otherwise protect us from liability for damages. Our insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims. In addition, a given insurer might disclaim coverage as to any future claims. If we experience one or more large claims against us that exceed available insurance coverage or result in changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, our business and financial results could suffer.
The loss of one or more of our significant software partners would have a material adverse effect on our business and results of operations.
      Our partnerships with software vendors enable us to reduce our cost of sales and increase win rates through leveraging our partners’ marketing efforts and strong vendor endorsements. The loss of one or more of these relationships and endorsements could increase our sales and marketing costs, lead to longer

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sales cycles, harm our reputation and brand recognition, reduce our revenues and adversely affect our results of operations.
      In particular, a substantial portion of our solutions are built on IBM WebSphere platforms and a significant number of our clients are identified through joint selling opportunities conducted with IBM, through sales leads obtained from our relationship with IBM and through a services agreement we have with IBM. Revenue from IBM was approximately 35% and 17% of total revenue for the years ended December 31, 2003 and 2004, respectively. The loss of our relationship with, or a significant reduction in the services we perform for IBM would have a material adverse effect on our business and results of operations.
Our quarterly operating results may be volatile and may cause our stock price to fluctuate.
      Our quarterly revenue, expenses and operating results have varied in the past and may vary significantly in the future. In addition, many factors affecting our operating results are outside of our control, such as:

•	demand for Internet software and services;

•	customer budget cycles;

•	changes in our customers’ desire for our partners’ products and our services;

•	pricing changes in our industry;

•	government regulation and legal developments regarding the use of the Internet; and

•	general economic conditions.

As a result, if we experience unanticipated changes in the number or nature of our projects or in our employee utilization rates, we could experience large variations in quarterly operating results and losses in any particular quarter.
Our services revenues may fluctuate quarterly due to seasonality or timing of completion of projects.
      We may experience seasonal fluctuations in our services revenues. We expect that services revenues in the fourth quarter of a given year may typically be lower than in other quarters in that year as there are fewer billable days in this quarter as a result of vacations and holidays. In addition, we generally perform services on a project basis. While we seek wherever possible to counterbalance periodic declines in revenues on completion of large projects with new arrangements to provide services to the same client or others, we may not be able to avoid declines in revenues when large projects are completed. Our inability to obtain sufficient new projects to counterbalance any decreases in work upon completion of large projects could adversely affect our revenues and results of operations.
Our software revenue may fluctuate quarterly, leading to volatility in the price of our stock.
      Our quarterly revenues from sales of third-party software have varied in the past and may vary significantly from quarter to quarter, making them difficult to predict. This may lead to volatility in our share price. The factors that are likely to cause these variations are:

•	the business decisions of our clients regarding the investment in new technology;

•	customer demand in any given quarter; and

•	the stage of completion of existing projects and/or their termination.

      Our software revenue may fluctuate quarterly and be higher in the fourth quarter of a given year as procurement policies of our clients may result in higher technology spending towards the end of budget cycles. This seasonal trend may materially affect our quarter-to-quarter revenues, margins and operating results.

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Our overall gross margin fluctuates quarterly based on our services and software revenue mix, which may cause our stock price to fluctuate.
      The gross margin on our services revenue is, in most instances, greater than the gross margin on our software revenue. As a result, our gross margin will be higher in quarters where our services revenue, as a percentage of total revenue, has increased, and will be lower in quarters where our software revenue, as a percentage of total revenue, has increased. In addition, gross margin on software revenue may fluctuate as a result of variances in gross margin on individual software products. Our stock price may be negatively affected in quarters in which our gross margin decreases.
Our services gross margins are subject to fluctuations as a result of variances in utilization rates and billing rates.
      Our services gross margins are affected by trends in the utilization rate of our professionals, defined as the percentage of our professionals’ time billed to customers divided by the total available hours in a period, and in the billing rates we charge our clients. Our operating expenses, including employee salaries, rent and administrative expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of projects in process. If a project ends earlier than scheduled, we may need to redeploy our project personnel. Any resulting non-billable time may adversely affect our gross margins.
      The average billing rates for our services may decline due to rate pressures from significant customers and other market factors, including innovations and average billing rates charged by our competitors. Also, our average billing rates will decline if we acquire companies with lower average billing rates than ours. To sell our products and services at higher prices, we must continue to develop and introduce new services and products that incorporate new technologies or high-performance features. If we experience pricing pressures or fail to develop new services, our revenues and gross margins could decline, which could harm our business, financial condition and results of operations.
If we fail to complete fixed-fee contracts within budget and on time, our results of operations could be adversely affected.
      We perform a limited number of projects on a fixed-fee, turnkey basis, rather than on a time-and-materials basis. Under these contractual arrangements, we bear the risk of cost overruns, completion delays, wage inflation and other cost increases. If we fail to estimate accurately the resources and time required to complete a project or fail to complete our contractual obligations within the scheduled timeframe, our results of operations could be adversely affected. We cannot assure you that in the future we will not price these contracts inappropriately, which may result in losses.
We may not be able to maintain our level of profitability.
      Although we have been profitable for the past six quarters, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. We cannot assure you of any operating results. In future quarters, our operating results may not meet public market analysts’ and investors’ expectations. If this occurs, the price of our common stock will likely fall.
If we do not effectively manage our growth, our results of operations could be adversely affected.
      Our ability to operate profitably depends largely on how effectively we manage our growth. In order to create the additional capacity necessary to accommodate the demand for our services, we may need to implement a variety of new and upgraded operational and financial systems, procedures and controls, open new offices or hire additional colleagues. Implementation of these new systems, procedures and controls may require substantial management efforts and our efforts to do so may not be successful. The opening of new offices or the hiring of additional colleagues may result in idle or underutilized capacity. We periodically assess the expected long-term capacity utilization of our offices and professionals. We may not be able to achieve or maintain optimal utilization of our offices and professionals. If demand for our

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services does not meet our expectations, our revenues will not be sufficient to offset these expenses and our results of operations could be adversely affected.
We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.
      Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending December 31, 2005, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2005. Furthermore, our independent registered public accounting firm, BDO Seidman, LLP, may be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements. If we fail to timely complete this assessment, or if our independent registered public accounting firm cannot timely attest to our assessment, we could be subject to regulatory sanctions and a loss of public confidence in our internal control. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to timely meet our regulatory reporting obligations.
Risks Relating to Ownership of Our Common Stock
The trading volume of our common stock has been limited and, as a result, our stock price may fluctuate widely.
      Our common stock is traded on the Nasdaq National Market under the symbol “PRFT.” The trading volume of our common stock has been limited and our stock price has been volatile. Our stock price may continue to fluctuate widely as a result of the limited trading volume, announcements of new services and products by us or our competitors, quarterly variations in operating results, the gain or loss of significant customers, changes in public market analysts’ estimates and market conditions for information technology consulting firms and other technology stocks in general.
      We periodically review and consider possible acquisitions of companies that we believe will contribute to our long-term objectives. In addition, depending on market conditions, liquidity requirements and other factors, from time to time we consider accessing the capital markets. These events may also affect the market price of our common stock.
Our officers, directors, and 5% and greater stockholders own a large percentage of our voting securities and their interests may differ from other stockholders.
      Our executive officers, directors and existing 5% and greater stockholders beneficially own or control approximately 25% of the voting power of our common stock. This concentration of ownership of our common stock may make it difficult for our other stockholders to successfully approve or defeat matters that may be submitted for action by our stockholders. It may also have the effect of delaying, deterring or preventing a change in control of our company.
We may need additional capital in the future, which may not be available to us. The raising of any additional capital may dilute your ownership percentage in our stock.
      We intend to continue to make investments to support our business growth and may require additional funds to pursue business opportunities and respond to business challenges. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of

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holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.
It may be difficult for another company to acquire us, and this could depress our stock price.
      Provisions contained in our certificate of incorporation, bylaws and Delaware law could make it difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. Our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by authorizing the issuance of “blank check” preferred stock. In addition, provisions of the Delaware General Corporation Law also restrict some business combinations with interested stockholders. These provisions are intended to encourage potential acquirers to negotiate with us and allow the board of directors the opportunity to consider alternative proposals in the interest of maximizing stockholder value. However, these provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.
      In addition, under our agreement with IBM, we have granted IBM a right of first offer and a right to terminate its agreement with us with respect to any transaction involving a change of control of us with a company that has a substantial portion of its business in the web application server product and services market, other than a systems integrator or professional services firm. As a result, a potential acquirer may be discouraged from making an offer to buy us.
FORWARD-LOOKING STATEMENTS
      Some of the statements contained in this prospectus and in the documents we incorporate by reference that are not purely historical statements discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The “forward-looking” information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in this prospectus.
      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.
      All forward-looking statements, express or implied, included in this prospectus and the documents we incorporate by reference and attributable to Perficient are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Perficient or any persons acting on our behalf may issue.

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USE OF PROCEEDS
      This prospectus related to the offer and sale from time to time of up to an aggregate of 1,193,179 shares of common stock for the account of the selling stockholders referred to in this prospectus. We will not receive any proceeds from the sale of any shares of common stock by the selling stockholders.

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SELLING STOCKHOLDERS
      On December 20, 2004, we consummated the acquisition of substantially all of the assets and assumed certain liabilities of ZettaWorks LLC, or ZettaWorks, pursuant to an Asset Purchase Agreement by and among us, Perficient ZettaWorks, Inc., our wholly owned subsidiary, and ZettaWorks LLC. In the acquisition of ZettaWorks, we paid approximately $10.7 million consisting of approximately $2.9 million in cash and 1.2 million shares of our common stock. In accordance with the Asset Purchase Agreement, we are registering for resale 1,193,179 shares of our common stock issued in connection with the acquisition.
      The following table sets forth information as of March 31, 2005 regarding the number of shares of common stock beneficially owned by the selling stockholders prior to the offering, the number of shares of common stock offered by the selling stockholders, and the number of shares of common stock that will be owned by the selling stockholders upon completion of the offering or offerings pursuant to this prospectus, assuming the selling stockholders sell all of the shares of common stock offered hereby. The percentage of shares beneficially owned prior to this offering in the following table is based on 21,300,172 shares of common stock outstanding as of March 31, 2005.
      Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. To our knowledge, except under applicable community property laws, or as otherwise indicated, each person named in the table has sole voting and sole investment control with regard to all shares beneficially owned by such person.

	Shares Beneficially
	Owned Prior to			Shares Beneficially Owned
	Offering			After Offering
			Number of Shares
Name of Beneficial Owner	Number	Percent	Being Offered	Number	Percent

AB Holdings L.L.C.(1)	1,042,757	4.9%	1,042,757	0	—
Kenneth Neusanger(2)	55,863	*	55,863	0	—
Thomas Pash(3)	55,863	*	55,863	0	—
Yifeng Huang(4)	9,208	*	9,208	0	—
Keith Brenton(5)	6,664	*	6,664	0	—
Michael Lundberg(6)	5,316	*	5,316	0	—
Douglas Kelly(7)	5,060	*	5,060	0	—
John Biedermann(8)	3,771	*	3,771	0	—
Aleksander Memca(9)	3,603	*	3,603	0	—
Eric Roch(10)	2,544	*	2,544	0	—
Hoang D. Trinh(11)	2,530	*	2,530	0	—
TOTAL	1,193,179	5.6%	1,193,179	0	—

*	Represents less than 1% of the outstanding shares.

(1)	Includes 168,623 shares currently held in escrow by Continental Stock Transfer & Trust Company until December 20, 2005 pursuant to the Escrow Agreement dated December 17, 2004 among Perficient, Inc., ZettaWorks LLC and Continental Stock Transfer & Trust Company (the “Escrow Agreement”). Includes (i) 622,236 shares held by AB Holdings L.L.C. and (ii) 420,521 shares beneficially held by the trusts described in this footnote. Robert G. Ackerley and Leland C. Ackerley are the managers of AB Holdings L.L.C. and have shared voting and dispositive power with respect to the shares of common stock held by AB Holdings L.L.C. Robert G. Ackerley and Leland C. Ackerley disclaim beneficial ownership of such shares. AB Holdings L.L.C.’s address is 2215 B. Renaissance Drive, Suite 5, Las Vegas, Nevada 89119. Pursuant to powers of attorney, AB Holdings L.L.C. has been granted the authority to dispose of the shares held by the following

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described trusts in accordance with the instructions of the respective trustees who retain investment discretion and voting power over such shares. AB Holdings L.L.C., Robert G. Ackerley and Leland C. Ackerley each disclaim beneficial ownership of such shares. The beneficial ownership of the shares held by each of the trusts is as follows:

a.	70,087 shares of common stock are beneficially owned by the Eve E. Ackerley 1999 Trust. Bernard Smith, in his capacity as trustee of the Eve E. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 70,087 shares of common stock beneficially owned by the Eve E. Ackerley 1999 Trust. Bernard Smith disclaims any such beneficial ownership of the shares.

b.	70,087 shares of common stock are beneficially owned by the Sydney E. Ackerley 1999 Trust. Bernard Smith, in his capacity as trustee of the Sydney E. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 70,087 shares of common stock beneficially owned by the Sydney E. Ackerley 1999 Trust. Bernard Smith disclaims any such beneficial ownership of the shares.

c.	52,565 shares of common stock are beneficially owned by the Andrew L. Ackerley 1999 Trust. Margaret Ackerley, in her capacity as trustee of the Andrew L. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 52,565 shares of common stock beneficially owned by the Andrew L. Ackerley 1999 Trust. Margaret Ackerley disclaims any such beneficial ownership of the shares.

d.	52,565 shares of common stock are beneficially owned by the Leland T. Ackerley 1999 Trust. Margaret Ackerley, in her capacity as trustee of the Leland T. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 52,565 shares of common stock beneficially owned by the Leland T. Ackerley 1999 Trust. Margaret Ackerley disclaims any such beneficial ownership of the shares.

e.	52,565 shares of common stock are beneficially owned by the William B. Ackerley 1999 Trust. Margaret Ackerley, in her capacity as trustee of the William B. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 52,565 shares of common stock beneficially owned by the William B. Ackerley 1999 Trust. Margaret Ackerley disclaims any such beneficial ownership of the shares.

f.	52,565 shares of common stock are beneficially owned by the Alexis A. Ackerley 1999 Trust. Margaret Ackerley, in her capacity as trustee of the Alexis A. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 52,565 shares of common stock beneficially owned by the Alexis A. Ackerley 1999 Trust. Margaret Ackerley disclaims any such beneficial ownership of the shares.

g.	70,087 shares of common stock are beneficially owned by the Benjamin L. Ackerley 1999 Trust. Bernard Smith, in his capacity as trustee of the Benjamin L. Ackerley 1999 Trust may be deemed to have investment discretion and voting power over the 70,087 shares of common stock beneficially owned by the Benjamin L. 1999 Trust. Bernard Smith disclaims any such beneficial ownership of the shares.

(2)	Includes 9,387 shares currently held in escrow until December 20, 2005 pursuant to the Escrow Agreement.

(3)	Includes 9,387 shares currently held in escrow until December 20, 2005 pursuant to the Escrow Agreement. Mr. Pash is general manager of our wholly owned subsidiary, Perficient ZettaWorks, Inc.

(4)	Mr. Huang is employed as a director for us.

(5)	Mr. Brenton is employed as a business development director for us.

(6)	Mr. Lundberg is a business development executive for us.

(7)	Includes 925 shares currently held in escrow until December 20, 2005 pursuant to the Escrow Agreement.

(8)	Includes 689 shares currently held in escrow until December 20, 2005 pursuant to the Escrow Agreement.

(9)	Mr. Memca is employed as a director for us.

(10)	Mr. Roch is employed as a director of technology for us.

12

(11)	Includes 463 shares currently held in escrow until December 20, 2005 pursuant to the Escrow Agreement.
The Escrow Agreement was entered into in connection with our acquisition of ZettaWorks to secure the indemnification obligations of ZettaWorks under the Asset Purchase Agreement. In the event we are entitled to indemnification under the Asset Purchase Agreement for claims arising prior to December 20, 2005, the indemnification will be satisfied with shares of our common stock held in escrow under the Escrow Agreement. In that event, the selling stockholders will no longer beneficially own the shares of common stock used to satisfy the indemnification obligations and such shares may not be offered pursuant to this prospectus. We will file a prospectus supplement in the event any shares of common stock held in escrow pursuant to the Escrow Agreement are used to satisfy indemnification obligations under the Asset Purchase Agreement.
Other Resale Registration Statements
      On June 26, 2002, Perficient entered into a Convertible Preferred Stock Purchase Agreement with 2M Technology Ventures, L.P., or 2M, pursuant to which 2M purchased 1,111,000 shares of Series B Preferred Stock for a purchase price of $0.900090009 per share. Pursuant to the Certificate of Designation, Rights and Preferences of the Series B Preferred Stock, on November 10, 2003, all then outstanding shares of Series B Preferred Stock automatically converted into shares of common stock. In connection with its purchase of Series B Preferred Stock, 2M also received a warrant to purchase up to 555,500 shares of common stock. 2M exercised this warrant on February 3, 2004 and March 29, 2004. We received proceeds of $1,100,000 as a result of the exercise of this warrant. We have registered 2,166,500 shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-100490), for resale by 2M of the shares issued upon conversion of the shares of Series B Preferred Stock purchased from us, shares issued upon exercise of the warrant, and shares acquired upon purchase from certain of our stockholders in a private transaction.
      In the acquisition of Meritage Technologies, Inc., or Meritage, on June 18, 2004, we paid approximately $7.1 million to the Meritage stockholders consisting of approximately $2.9 million in cash and 1.2 million shares of our common stock. In connection with the acquisition of Meritage, on June 16, 2004 we raised approximately $2.5 million through a private placement of 800,000 shares of our common stock to a group of institutional investors led by Tate Capital Partners. The investors were also issued warrants for the purchase of an additional 160,000 shares of our common stock. In our acquisition of Meritage, we granted certain registration rights to the stockholders of Meritage, and in our private placement we granted certain registration rights to the investors in the private placement. As a result, we have registered 1.9 million shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-117216) for resale by the former stockholders of Meritage and by the investors in the private placement.
      In the acquisition of Genisys Consulting, Inc., or Genisys, on April 2, 2004, we paid approximately $7.9 million to the Genisys stockholders consisting of approximately $1.5 million in cash and 1.7 million shares of our common stock. In our acquisition of Genisys, we granted certain registration rights to the stockholders of Genisys. As a result, we have registered 253,116 shares of our common stock, pursuant to a Registration Statement on Form S-3 (File No. 333-116549), for resale by the former stockholders of Genisys.

13

PLAN OF DISTRIBUTION
      Subject to the restrictions described below, the selling stockholders, including their donees, transferees or successors-in-interest selling shares received after the date of this prospectus from a named selling stockholder as a gift, liquidating distribution or other non-sale related transfer, may sell the shares of common stock offered by this prospectus from time to time in one or more transactions on the Nasdaq National Market, or any other stock exchange, market or trading facility on which the shares of common stock may from time to time be trading, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares of common stock may be offered directly to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the selling stockholders, including donees, transferees or other successors-in-interest, may sell their shares of common stock also include:

•	a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the stocks as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	secondary distributions in accordance with Nasdaq rules;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	privately negotiated transactions.

      The selling stockholders, including donees, transferees or other successors-in-interest, may also sell their shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.
      The shares held by the selling stockholders that are currently held in escrow pursuant to the Escrow Agreement may not be sold by the selling stockholders until after December 20, 2005 when they are released from escrow, to the extent any such shares have not been used to satisfy indemnification obligations under the Asset Purchase Agreement.
      Pursuant to Stockholder Representation Letters delivered by AB Holdings L.L.C., Kenneth Neusanger, Douglas Kelly, John Biedermann and Hoang D. Trinh in connection with our acquisition of ZettaWorks, the resale of the shares of common stock held by each such selling stockholder is limited to no more than 12% of the shares of our common stock held by such selling stockholder in each of the nine monthly periods following the effective date of the registration statement of which this prospectus forms a part. The restrictions on transfer shall immediately terminate in the event we experience a change in control. To the extent any such shares are held in escrow pursuant to the Escrow Agreement, such shares may not be sold until after December 20, 2005 when they are released to the selling stockholders.
      Pursuant to Stock Restriction Agreements entered into by Yifeng Huang, Keith Brenton, Michael Lundberg, Aleksander Memca and Eric Roch in connection with our acquisition of ZettaWorks, 50% of the shares held by such selling stockholders are restricted until December 17, 2007 and may be forfeited by each such selling stockholder if the employment of the selling stockholder is terminated prior to December 17, 2007 by us for cause or by the selling stockholder for any reason other than good reason or his death or disability. The forfeiture restrictions shall immediately lapse if the employment of the selling stockholder is terminated prior to December 17, 2007 by us without cause or by the selling stockholder for good reason or as a result of his death or disability. The forfeiture restrictions shall immediately lapse as to all such selling stockholders in the event we experience a change of control. Pursuant to an Employment Agreement entered into by Thomas Pash, 50% of the shares held by Mr. Pash have been pledged to us to secure his obligations to pay liquidated damages in the event we terminate his employment for cause or if Mr. Pash terminates his employment without good reason prior to December 20, 2007.

14

      Pursuant to Stockholder Representation Letters delivered by Messrs. Huang, Brenton, Lundberg, Memca, Roch and Pash in connection with our acquisition of ZettaWorks, the resale of the remaining 50% of the shares of our common stock held by each such selling stockholder is limited to (i) no more than 25% of the total number of shares of our common stock held by such selling stockholder prior to December 20, 2005, (ii) no more than an aggregate of 37.5% of the total number of shares of our common stock held by such selling stockholder prior to December 20, 2006, and (iii) no more than an aggregate of 50% of the total number of shares of our common stock held by such selling stockholder prior to December 20, 2007. In the event the employment of Messrs. Huang, Brenton, Lundberg, Memca, Roch or Pash is terminated by us without cause or by such selling stockholder with good reason, the foregoing restrictions on resale shall terminate with respect to such selling stockholder and the shares of common stock held by such selling stockholder shall instead be subject to the restrictions applicable to AB Holdings, L.L.C. and Messrs. Neusanger, Kelly, Biedermann and Trinh described above.
      An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).
      Any person that may be deemed to be an “underwriter” within the meaning of the Securities Act will be named in a prospectus supplement, and any underwriting discounts, commissions or fees received by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.
      Any underwriters, brokers, dealers and agents who participate in any sale of the shares of common stock may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their business.
      Under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market-making activities with respect to common stock for five business days prior to the start of the distribution. In addition, the selling shareholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common stock by the selling shareholder or any other person.
      We cannot assure you that the selling stockholders will sell any or all of the shares of common stock offered by this prospectus.

15

LEGAL MATTERS
      Our legal counsel, Vinson & Elkins L.L.P., Austin, Texas will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel
EXPERTS
      The consolidated financial statements of Perficient, Inc. at December 31, 2004 and the year then ended incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
      The consolidated financial statements of Perficient, Inc. and Genisys Consulting, Inc. incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, with respect to Perficient, Inc. as of December 31, 2003 and for the year then ended, and Ernst & Young LLP, independent auditors, with respect to Genisys Consulting, Inc. as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003, to the extent indicated in their reports thereon incorporated by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
      The financial statements of Meritage Technologies, Inc. as of December 31, 2002 and 2003 incorporated by reference in this prospectus have been audited by Grant Thornton LLP as set forth in their report incorporated herein by reference, and are incorporated in reliance upon such report, given on their authority as experts in accounting and auditing.
      The financial statements of ZettaWorks LLC as of December 31, 2002 and 2003 incorporated by reference in this prospectus have been audited by BKD LLP as set forth in their report incorporated herein by reference, and are incorporated in reliance upon such report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges. You may also inspect our SEC reports and other information at our website at http://www.perficient.com. We do not intend for information contained in our website to be part of this prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
      Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information that is incorporated by reference consists of:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended by Amendment No. 1;

•	Current Reports on Form 8-K filed on February 3, 2005 and April 8, 2005;

16

•	Current Reports on Form 8-K filed on April 16, 2004, as amended on June 16, 2004 and June 17, 2004; filed on June 23, 2004, as amended August 30, 2004; and filed on December 22, 2004, as amended on March 4, 2005; and

•	The description of our common stock contained in our Form 8-A filed with SEC on July 22, 1999 (File No. 000-15169).

      All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement and subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, Perficient, Inc., 1120 South Capital of Texas Highway, Building 3, Suite 220, Austin, Texas 78746, Telephone: (512) 531-6000.

17

INDEX TO FINANCIAL STATEMENTS

Page

PERFICIENT, INC. PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Preliminary Notes	F-2
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004	F-4
Notes to Pro Forma Condensed Combined Financial Statements	F-5

PERFICIENT, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
      The unaudited pro forma combined financial information includes a statement of operations for the year ended December 31, 2004 which assumes the acquisitions for Genisys Consulting, Inc., Meritage Technologies, Inc. and ZettaWorks LLC occurred on January 1, 2004.
      On December 17, 2004, Perficient, Inc. (the “Company”), Perficient ZettaWorks, Inc., a Delaware corporation and a wholly-owned subsidiary of Perficient (the “Acquisition Sub”) and ZettaWorks LLC (“ZettaWorks”), a Texas limited liability company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Acquisition Sub acquired substantially all of the assets and assumed certain liabilities of ZettaWorks (the “Acquisition”). The Acquisition closed on December 20, 2004. The total consideration paid in the Acquisition is $11.4 million, which amount includes approximately $2.9 million in cash and approximately $7.8 million worth of the Company’s common stock (1,193,179 shares of the Company’s common stock), based on the average closing price of the Company’s common stock for the three trading days immediately preceding the acquisition, and transaction costs of approximately $0.7 million. The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by the Company of ZettaWorks. This acquisition was accounted for as a purchase business combination. The consideration paid in the Acquisition has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their estimated respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. These unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of the Company and ZettaWorks and should be read in conjunction therewith. The historical operating results of ZettaWorks reflected in the pro forma statement of operations do not include amounts of the Australian subsidiary of ZettaWorks. Those amounts are included in the historical financial statements of ZettaWorks included elsewhere herein. Operating results of ZettaWorks are included in operating results of the Company’s condensed combined financial statements as of December 20, 2004.
      On June 18, 2004, the Company consummated the acquisition of Meritage Technologies, Inc. (“Meritage”), a Delaware corporation, by merging our wholly owned subsidiary Perficient Meritage, Inc., a Delaware corporation, with and into Meritage. Meritage survived the merger as our direct wholly owned subsidiary, under the name “Perficient Meritage, Inc.” The Company paid approximately $7.1 million consisting of approximately $2.9 million in cash, assumed debt of approximately $2.4 million, and issued 1,168,219 shares of the Company’s common stock, subject to adjustments, which are not expected to be material. The shares of common stock issued in connection with the merger were ascribed a value of $3.595 per share, which was the average closing price of the Company’s common stock for the 23 consecutive trading days ending on June 15, 2004, which value is consistent with the valuation under EITF-99-12, Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination. Approximately $0.9 million in transaction costs have been incurred in relation to the acquisition.
      On April 2, 2004, the Company consummated the acquisition by way of merger of Genisys Consulting, Inc. (“Genisys”), an Illinois corporation, with and into our wholly owned subsidiary, Perficient Genisys, Inc., a Delaware corporation. Perficient Genisys, Inc. is the surviving corporation to the merger. The Company paid approximately $8.3 million consisting of approximately $1.5 million in cash, issued 1,687,439 shares of the Company’s common stock and granted stock options valued at $400,000. The shares of common stock issued in connection with the merger were ascribed a value of $3.77 per share, which was the average closing price of the Company’s common stock for the 30 consecutive trading days ending on April 1, 2004, which value is consistent with the valuation under EITF-99-12, Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination. The common stock issued in connection with the merger included 825,459 shares, which are restricted based upon the continued employment with Perficient of certain employees of Genisys through

April 1, 2007, and another 352,055 shares held in escrow until April 1, 2005. Approximately $0.5 million in transaction costs have been incurred in relation to the acquisition.
      The pro forma amounts for the Genisys, Meritage and ZettaWorks acquisitions are based on the historical financial statements of Genisys, Meritage and ZettaWorks and should be read in conjunction with those historical financial statements and related notes.
      The following pro forma condensed combined financial statements are presented to illustrate the effects of the acquisitions on the historical operating results of the Company. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 give effect to the acquisitions as if they occurred on January 1, 2004 and combine the respective statements of operations for the Company and the above entities for the respective periods. These pro forma historical results do not reflect operational efficiencies and cost savings that may be achieved with respect to the combined companies. Therefore, these pro forma historical results reflect operating costs which are not indicative or predictive of future period results.
      The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing.

PERFICIENT, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	For the year ended December 31, 2004

							Pro Forma
	Perficient	Genisys	Meritage	Zettaworks	Pro forma		Income
	(Historical)	(Historical)	(Historical)	(Historical)	Adjustments		Statement

Revenue
Services	$43,330,757	$2,656,359	$6,973,058	$16,618,760	$—		$69,578,934
Software	13,169,693	—	—	—	—		13,169,693
Reimbursed expenses	2,347,223	23,288	182,149	293,406	—		2,846,066

Total revenue	58,847,673	2,679,647	7,155,207	$16,912,166	—		85,594,693
Cost of revenue
Project personnel costs	26,072,516	1,784,907	4,553,303	11,144,677	—		43,555,403
Software costs	11,341,145	—	—	—	—		11,341,145
Reimbursable expenses	2,347,223	12,010	182,149	293,406	—		2,834,788
Other project related costs	267,416	—	—	1,543,441	—		1,810,857

Cost of revenue	40,028,300	1,796,917	4,735,452	12,981,524	—		59,542,193

Gross margin	18,819,373	882,730	2,419,755	3,930,642	—		26,052,500

Selling, general and administrative	11,067,792	636,939	2,411,626	4,203,919	—		18,320,276
Depreciation	512,076	10,336	103,551	83,258	—		709,221
Intangibles amortization	696,420	—	—	—	738,542	Note 3	1,434,962

Income (loss) from operations	6,543,085	235,455	(95,422)	(356,535)	(738,542)		5,588,041

Interest income (expense), net	(134,714)	9,213	(49,823)	(81,983)	(55,177)	Note 5	(312,484)
Change in fair value in redeemable member units	—	—	—	418,232	(418,232)	Note 8	—
Other income (expense)	32,586	924	(383)	4,000	—		37,127

Income (loss) before income taxes	6,440,957	245,592	(145,628)	(16,286)	(1,211,951)		5,312,684

(Provision) benefit for income taxes	(2,527,669)	—	—	—	440,026	Note 6	(2,087,643)

Net income (loss)	$3,913,288	$245,592	$(145,628)	$(16,286)	$(771,925)		$3,225,041

Accretion of dividends on preferred stock	—	—	(589,257)	—	589,257	Note 7	—

Net income (loss) available to common stockholders	$3,913,288	$245,592	$(734,885)	$(16,286)	$(771,925)		$3,225,041

Net income per share:
Basic	$0.22						$0.16

Diluted	$0.19						$0.14

Shares used in computing net income per share:
Basic	17,648,575	425,327	540,901	1,147,413	452,604	Note 4	20,214,820

Diluted	20,680,507	425,327	540,901	1,147,413	537,071	Note 4	23,331,219

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Basis of presentation
      The accompanying unaudited pro forma statement of operations presents the pro forma effects of the Genisys, Meritage and ZettaWorks acquisitions as though the acquisitions occurred on January 1, 2004.

Note 1 —	Acquisitions
          ZettaWorks LLC
      The Company has recorded total consideration of approximately $11.4 million, including approximately $0.7 million in transaction costs for the ZettaWorks acquisition. The acquisition was completed on December 20, 2004. The following table shows the components of total consideration:

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock (1,193,179 shares at $6.53 per share)	7,800,000
Acquisition costs	700,000

Total consideration	$11,400,000

      In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $11.4 million, including transaction costs of approximately $0.7 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $8.1 million. Goodwill is expected to be deductible for income tax purposes.
          Meritage Technologies, Inc.
      The Company has recorded total consideration of approximately $10.4 million, including approximately $0.9 million in transaction costs for the Meritage acquisition. The acquisition was completed on June 18, 2004.
      The following table shows the components of total consideration:

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock (1,168,219 shares at $3.59 per share)	4,200,000
Acquisition costs	900,000
Debt assumed	2,400,000

Total consideration	$10,400,000

      In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $10.4 million, including transaction costs of approximately $0.9 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $7.4 million. The Company has yet to finalize the purchase price allocation pending resolution of certain contingent liabilities. Management expects to finalize the purchase price allocation within twelve months from acquisition. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)
          Genisys Consulting, Inc.
      The Company has recorded total consideration of approximately $8.8 million, including approximately $0.5 million in transaction costs for the Genisys acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on April 2, 2004.
      The following table shows the components of total consideration:

The consideration paid is as follows:
Cash	$1,500,000
Common stock (1,687,439 shares at $3.77 per share)	6,400,000
Stock options	400,000
Acquisition costs	500,000

Total consideration	$8,800,000

      In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $8.8 million, including transaction costs of approximately $0.5 million, has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of approximately $7.4 million. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.

Note 2 —	Purchase Price Allocations
          ZettaWorks LLC
      The accompanying unaudited condensed consolidated pro forma income statement reflects the allocation of the purchase price based on the estimated fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a preliminary evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on management’s estimate with assistance from an independent appraisal. The excess of purchase price over the fair value of net assets acquired (goodwill) reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Non-compete (5 year useful life)	$100,000
Revenue backlog (1 year useful life)	200,000
Customer relationships (5 year useful life)	1,100,000

Total intangible assets	1,400,000
Goodwill	8,100,000

Total intangible assets acquired	9,500,000
Add fair value of net tangible assets in excess of liabilities acquired, which approximates book value	1,900,000

Net assets acquired	$11,400,000

The consideration paid is approximately as follows:
Cash	$2,900,000
Common stock	7,800,000
Acquisition costs	700,000

Total consideration	$11,400,000

      The Company believes that the intangible assets acquired from ZettaWorks have useful lives of one to five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and ZettaWorks to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.
          Meritage Technologies, Inc.
      The accompanying unaudited condensed consolidated pro forma income statement reflects the allocation of the purchase price based on the fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on a preliminary evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Non-Compete (5 year useful life)	$1,500,000
Customer relationships (5 year useful life)	300,000

Total intangible assets	1,800,000
Goodwill	7,400,000

Total assets acquired	9,200,000
Add fair value of net tangible assets in excess of liabilities acquired, which approximately book value	1,200,000

Net assets acquired	$10,400,000

The consideration paid is approximately as follows:
Cash	$2,900,000
Liabilities assumed	2,400,000
Common stock	4,200,000
Acquisition costs	900,000

Total consideration	$10,400,000

      The Company believes that the intangible assets acquired from Meritage have useful lives of five years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Meritage to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least five years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.
Genisys Consulting, Inc.
      The accompanying unaudited condensed consolidated pro forma income statement reflects the allocation of the purchase price based on the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price is based on an evaluation of tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on an independent appraisal. The excess of purchase price over the fair value of net assets acquired reflects the benefits from expansion of the Company’s existing line of business and expected benefits resulting from consolidation and economies of scale.

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Customer Relationships (8 year useful life)	$1,100,000
Non-Compete (5 year useful life)	350,000
Backlog (9 month useful life)	200,000

Total intangible assets	1,650,000
Goodwill	7,450,000

Total assets acquired	9,100,000
Less fair value of net tangible assets in excess of liabilities acquired, which approximates book value	(300,000)

Net assets acquired	$8,800,000

The consideration paid is as follows:
Cash	$1,500,000
Common stock	6,400,000
Stock options	400,000
Acquisition costs	500,000

Total consideration	$8,800,000

      Based on an independent appraisal, the Company believes that the intangible assets acquired from Genisys have useful lives of nine months to eight years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Genisys to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least eight years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.
      The preceding unaudited pro forma condensed combined statement of operations does not include any pro forma adjustments for the following:

•	Any operating efficiencies and cost savings that may be achieved with respect to the combined companies. As a result, these pro forma historical results are not indicative or predictive of future periods.

•	The combined companies incurred integration-related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such costs related to the acquired companies were recognized as a liability assumed as of the acquisition date, resulting in additional goodwill, while the Company’s related costs are recognized as an expense through the statements of operations.

PERFICIENT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Note 3 —	Amortization of acquired intangibles is based on the estimated economic lives as outlined in Note 2 above.

Note 4 —	Pro forma weighted average shares includes 800,000 shares of common stock issued by the Company during second quarter to raise proceeds for the acquisition of Meritage, and proceeds from the exercise of 550,000 warrants to fund the acquisitions.

Note 5 —	The Company borrowed to finance these acquisitions. The pro forma adjustment reflects the debt and the incremental interest on the debt borrowed to finance these acquisitions.

Note 6 —	Tax effects on pro forma income (loss) before income taxes.

Note 7 —	Redeemable Preferred Stock and related obligations on accretion of dividends were not assumed by the Company as part of the acquisition.

Note 8 —	To record the elimination of redeemable members’ units and changes in the values of those units which were not acquired by the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following table sets forth all expenses payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the SEC registration fee and the Nasdaq National Market additional share listing fee.

SEC registration fee	$5,750
Nasdaq National Market additional share listing fee	45,000
Printing expenses	150,000
Accounting fees and expenses	200,000
Legal fees and expenses	400,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous	39,250

Total	$850,000
We will bear all expenses shown above.

Item 15.	Indemnification of Directors and Officers
      Perficient, Inc. is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the Delaware General Corporation Law, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director:

•	For any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Under Section 174 of the DGCL; or

•	For any transaction from which the director derived an improper personal benefit.
      Article 6 of our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the registrant shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.
      Article 11 of our Bylaws provides that we shall indemnify, to the fullest extent permitted by the DGCL, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful.
      We have indemnification agreements with each of our directors and executive officers.
      We maintain officers’ and directors’ liability insurance.

Item 16.	Exhibits
      The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement
2	.1†	Agreement and Plan of Merger, dated as of April 2, 2004, by and among Perficient, Inc., Perficient Genisys, Inc., Genisys Consulting, Inc. and certain shareholders of Genisys Consulting, Inc.
2	.2††	Agreement and Plan of Merger, dated as of June 18, 2004, by and among Perficient, Inc., Perficient Meritage, Inc., Meritage Technologies, Inc., and Robert Honner, as Stockholder Representative
2	.3#	Asset Purchase Agreement, dated as of December 17, 2004, by and among Perficient, Inc., Perficient ZettaWorks, Inc. and ZettaWorks LLC
4	.1+	Specimen Certificate for shares of common stock
4	.2+	Warrant granted to Gilford Securities Incorporated
4	.3++	Form of Common Stock Purchase Warrant
4	.4##	Form of Warrant
5	.1**	Opinion of Vinson & Elkins L.L.P.
23	.1**	Consent of BDO Seidman, LLP
23	.2**	Consent of Ernst & Young LLP
23	.3**	Consent of Ernst & Young LLP
23	.4**	Consent of Grant Thornton LLP
23	.5**	Consent of BKD, LLP
23	.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)
24	.1†††	Power of Attorney

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed herewith.

†	Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on April 16, 2004 and incorporated herein by reference.

††	Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on June 23, 2004 and incorporated herein by reference.

†††	Previously filed.

#	Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on December 22, 2004 and incorporated by reference herein.

##	Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-3 (File No. 333-117216) filed on July 8, 2004.

+	Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Securities and Exchange Commission and incorporated herein by reference.

++	Previously filed with the Securities and Exchange Commission as an Exhibit to the Company’s Current Report on Form 8-K filed on January 17, 2002 and incorporated herein by reference.

Item 17.	Undertakings
      The undersigned registrant hereby undertakes:
      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
      (g) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 3, 2005.

PERFICIENT, INC.

By	/s/ John T. McDonald

John T. McDonald
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John T. McDonald John T. McDonald		Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 3, 2005

/s/ Michael D. Hill Michael D. Hill		Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2005

/s/ Ralph C. Derrickson* Ralph C. Derrickson		Director	May 3, 2005

/s/ Kenneth R. Johnsen* Kenneth R. Johnsen		Director	May 3, 2005

/s/ David S. Lundeen* David S. Lundeen		Director	May 3, 2005

/s/ Robert E. Pickering, Jr.* Robert E. Pickering, Jr.		Director	May 3, 2005

*By:	/s/ Michael D. Hill Michael D. Hill Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Form of Underwriting Agreement
2	.1†	Agreement and Plan of Merger, dated as of April 2, 2004, by and among Perficient, Inc., Perficient Genisys, Inc., Genisys Consulting, Inc. and certain shareholders of Genisys Consulting, Inc.
2	.2††	Agreement and Plan of Merger, dated as of June 18, 2004, by and among Perficient, Inc., Perficient Meritage, Inc., Meritage Technologies, Inc., and Robert Honner, as Stockholder Representative
2	.3#	Asset Purchase Agreement, dated as of December 17, 2004, by and among Perficient, Inc., Perficient ZettaWorks, Inc. and ZettaWorks LLC
4	.1+	Specimen Certificate for shares of common stock
4	.2+	Warrant granted to Gilford Securities Incorporated
4	.3++	Form of Common Stock Purchase Warrant
4	.4##	Form of Warrant
5	.1**	Opinion of Vinson & Elkins L.L.P.
23	.1**	Consent of BDO Seidman, LLP
23	.2**	Consent of Ernst & Young LLP
23	.3**	Consent of Ernst & Young LLP
23	.4**	Consent of Grant Thornton LLP
23	.5**	Consent of BKD, LLP
23	.6**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto)
24	.1†††	Power of Attorney

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

**	Filed herewith.

†	Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on April 16, 2004 and incorporated herein by reference.

††	Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on June 23, 2004 and incorporated herein by reference.

†††	Previously filed.

#	Previously filed with the Securities and Exchange Commission as an Exhibit to our Current Report on Form 8-K filed on December 22, 2004 and incorporated by reference herein.

##	Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form S-3 (File No. 333-117216) filed on July 8, 2004.

+	Previously filed with the Securities and Exchange Commission as an Exhibit to our Registration Statement on Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Securities and Exchange Commission and incorporated herein by reference.

++	Previously filed with the Securities and Exchange Commission as an Exhibit to the Company’s Current Report on Form 8-K filed on January 17, 2002 and incorporated herein by reference.